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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: July 15, 2003



                             HELMERICH & PAYNE, INC.
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             (Exact name of registrant as specified in its charter)



Delaware                             1-4221                        73-0679879
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(State or other                  (Commission File               (I.R.S. Employer
jurisdiction of                      Number)                     Identification
incorporation)                                                       Number)


Utica at Twenty-first Street, Tulsa, Oklahoma                         74114
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(Address of principal executive offices)                            (Zip Code)


                                 (918) 742-5531
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              (Registrant's telephone number, including area code)


                                       N/A
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          (Former name or former address, if changed since last report)


                               Page 1 of 2 Pages.


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Item 5. Other Events and Regulation FD Disclosure.

         Helmerich & Payne, Inc. has elected to revise the Helmerich & Payne, Inc. Employees Retirement Plan ("Pension Plan"). The revisions to the Pension Plan are as follows:

                  1. Employees hired by Helmerich & Payne, Inc. after September 30, 2003, will not be able to participate in the Pension Plan;

                  2. Effective during the period October 1, 2003 through September 30, 2006, the formula for calculating a monthly benefit under the Pension Plan will be reduced from 1.5% to 0.75% of annual compensation divided by 12; and

                  3. On September 30, 2006, all benefit accruals under the Pension Plan will be frozen. Helmerich & Payne, Inc. employees will no longer accrue any additional benefits under the Pension Plan after September 30, 2006.

         As of September 30, 2003, Helmerich & Payne, Inc. will have accrued for fiscal 2003 a pension expense of approximately $8 million. The above revisions to the Pension Plan had no effect upon pension expense accruals for fiscal 2003. However, if such revisions to the Pension Plan had been effective during all of fiscal 2003, then the pension expense accruals would have been reduced to approximately $5 million.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             HELMERICH & PAYNE, INC.
                                                  (Registrant)



                                             By: /s/ STEVEN R. MACKEY
                                                 -------------------------------
                                                 Name:
                                                 Title: Vice President


Dated: July 15, 2003



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